(NASDAQ: IBCP) July 2025 Investor Conference

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2024 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2 2

Independent Bank Corporation 3 years of excellence. Founded in the year 1864 $5.4 B in total assets Over 160 Over 58 offices throughout Michigan’s lower peninsula IBCP is a Fed Member, State Chartered Financial Institution Regulatory Structure 62% of Grand Rapids Companies report increased sales in 2024 $700M Market Cap* in regards to deposit market share amongst MI-headquartered banks #1 in MI #1 City on the rise, according to LinkedIn 45% of Companies plan to increase hiring in Grand Rapids area Source: The Right Place Headquartered in Grand Rapids, MI Grand Rapids Highlights Source: MichiganBusiness.org Source: The Right Place

4IBC Board of Directors • Director Since: 2013 • President & CEO of IBC and Independent Bank • Director Since: 2019 • Founder & CEO of OpTech, LLC and OpTech Solutions • Member of the Audit Committee • Director Since: 2016 • CEO and Chair of the Board of Directors of Cascade Engineering Family of Companies • Member of the Compensation Committee • Director Since: 2004 • Chairman of the Board • Former President, Global Operations of Wolverine Worldwide (NYSE: WWW) • Member of the Compensation Committee • Director Since: 2017 • Former President of Foremost Insurance Company • Chair of the Audit Committee • Director Since: 2005 • Former CEO of IBC and Independent Bank • Director Since: 2015 • Former President & CEO of Priority Health • Chair of the Compensation Committee • Director Since: 2012 • Founder and President of Grey Dunes • Chair of the Governance and the Nominating Committees • Director Since: 2018 • Former Director of Traverse City State Bank • Self-employed • Member of the Governance and the Nominating Committees • Director Since: 2020 • CEO of Ignition Media Group and President of Archer Corporate Services • Member of the Audit Committee and the Governance and the Nominating Committees Michael J. Cok Stephen L. Gulis Jr. Christina L. Keller William B. Kessel Ronia F. Kruse Michael M. Magee Jr. Dennis W. Archer Jr. Terance L. Beia William J. Boer Joan A. Budden

5IBC Executive Management Team • CEO of IBC and Independent Bank since 2013 • Joined Independent Bank in 1994 • Began career with Crowe William B. Kessel President, CEO & Director • Joined Independent Bank in 2020 as EVP and Chief Financial Officer • Previously SVP, Chief Financial Officer of STAR Financial Corporation • 18 years of experience in financial management Gavin A. Mohr EVP, Chief Financial Officer • EVP and Chief Risk Officer since 2012 • Joined the Company in April 2007 as EVP – Commercial • Previous experience with Comerica for 25 years Stephanie M. Kimball EVP, Chief Risk Officer • Joined Independent Bank in 2018 as Senior Vice President Commercial Banking • 33 years experience in Commercial Banking • Previously Regional President of West Michigan at Chemical Bank Joel F. Rahn EVP, Commercial Banking • Responsible for Retail Banking as well as digital banking strategy • Joined Independent Bank over 20 years ago • Previous experience in commercial and retail bank management Larry R. “Russ” Daniel EVP, Retail Banking • Joined Independent Bank in 2016 as Senior Vice President Mortgage Banking • 28 years experience in the mortgage area • Previous experience with Talmer Bank, TCF Bank, and Standard Federal Bank Patrick J. Ervin EVP, Mortgage Banking • Joined Independent Bank in 2012 as 1st Vice President of IT. • Senior Vice President Chief Information Officer from January 2020 to January 2025. • 30 years of experience in senior/executive management. Chris Michaels EVP, COO

6 “"When I think of Independent Bank, I'm reminded of our dedication to inspiring financial independence and being Michigan's most people-focused bank, driven by teamwork, courage, and drive. Our future priorities include digital advancements and team investment for sustained growth. I am proud to Be Independent." Brad Kessel, President & CEO, Independent Bank

7

Franchise Overview and Growth Strategies

9 Our Wingspan 57 Branches Over 800 Employees Over 200K Customers Top 10 Market share in 20 of 25 Counties of operation #1 deposit market share amongst banks headquartered in MI Over

10Franchise Highlights • Highly profitable franchise built upon the foundation of a low-cost deposit base and exceptional credit quality • Proven track record of strong performance has resulted in 12 consecutive years of dividend increases • Diverse revenue mix with non-interest income accounting for 28% of total revenue on average over the last ten years. • Focus on improving efficiencies and productivity has increased average deposits per branch from $25 million in 2011 to $80 million in 2025 • Increasing business investment in Michigan, addition of new banking talent, and expansion into higher growth markets expected to drive further increases in revenue and earnings 10

11 A Diverse Portfolio $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 2019 2020 2021 2022 2023 2024 6.30.25 Commercial Mortgage Consumer COMMERCIAL • Driving organic growth, capitalizing on market disruption, executing a highly successful multi-year talent acquisition campaign CONSUMER • Providing competitive consumer lending products through an established branch network • A long established highly profitable indirect lending program in power sports providing valuable revenue diversification MORTGAGE Total • Best in class mortgage operation using cutting edge technology to deliver the highest quality customer experience and operational efficiency

Data as of June 30, 2025. Note: Loan and deposit balances exclude the loans and deposits (such as brokered deposits) that are not clearly allocable to a certain market region. Loans specifically exclude: $216 million of Ohio mortgage loans, $24 million of resort loans and $5 million of purchased mortgage loans. SE (Detroit) Deposits: $630M | Loans: $1,456M Locations: 8 NW (Traverse City) Deposits: $269M | Loans: $473M Locations: 4 Bay Area Deposits: $1,019M | Loans: $218M Locations: 18 Central (Lansing) Deposits: $501M | Loans: $192M Locations: 10 West (Grand Rapids Area) Deposits: $1,271M | Loans: $1,107M Locations: 19 Presence by Region Photo Credit: Kaytie Boomer, MLive

13Proven Track Record EPS 5-year compounded growth rate 9.6% ROA 5-year average 1.32% ROE 5-year average 15.93 % DIVIDEND 5.9% 5-year compounded growth rate 8.4% 5-year compounded growth rate of pre- tax/pre-provision 12 Consecutive years of increased dividend 87.0$ returned to shareholders since 2018 through share repurchases. Million

14Track Record of Consistent Growth & Profitability BALANCE SHEET 2019 2020 2021 2022 2023 2024 5-Year CAGR Total Assets $3,565 $4,204 $4,705 $5,000 $5,264 $5,338 8.4% Portfolio Loans $2,725 $2,734 $2,905 $3,465 $3,791 $4,039 8.2% Deposits $3,037 $3,637 $4,117 $4,379 $4,623 $4,654 8.9% Tangible Common Equity $317 $357 $367 $317 $374 $425 6.1% PROFITABILITY Pre-Tax, Pre-Provision Income $58.6 $81.9 $75.4 $83.1 $79.9 $87.5 8.4% Pre-Tax, Pre-Prov / Avg. Assets 1.70% 2.08% 1.62% 1.72% 1.56% 1.77% - Net Income(1) $46.4 $56.2 $62.9 $63.4 $59.1 $66.8 7.5% Diluted EPS $2.00 $2.53 $2.88 $2.97 $2.79 $3.16 9.6% Return on Average Assets(1) 1.35% 1.43% 1.41% 1.31% 1.15% 1.27% - Return on Average Equity(1) 13.63% 15.68% 16.13% 18.41% 16.04% 15.70% - Net Interest Margin (FTE) 3.80% 3.34% 3.10% 3.32% 3.26% 3.38% - Efficiency Ratio 64.90% 59.24% 62.87% 59.71% 60.76% 60.80% - SHAREHOLDER VALUE TBV/Share $ 14.08 $ 16.33 $ 17.33 $ 15.04 $ 17.96 $ 20.33 7.6% Dividends Paid per Share $ 0.72 $ 0.80 $ 0.84 $ 0.88 $ 0.92 $ 0.96 5.9% Value of Shares Repurchased $ 26.3 $ 14.2 $ 17.3 $ 4.0 $ 5.2 $ - - For the year ended December 31, ($M except per share data)

15Total Shareholder Return Group # 1-Yr 3-Yr 5-Yr 10-Yr Proxy Peers 20 20.6% 25.3% 77.0% 148.0% KBW Regional Index 50 20.9% 19.2% 87.5% 75.4% $3.0B - $6.0B Nationally 61 23.5% 26.4% 75.9% 121.2% S&P 500 503 15.2% 71.5% 115.9% 259.4% IBCP 23.7% 89.0% 167.3% 234.1% 15 Total Return

16 Over 160 Years of Financial Independence

17Formula for Success Financial Key Strategies, that will create value Drivers of Bank Stock Value (TSR): • Proactive investor relations program 1. EPS Growth • Stable, reoccurring, and growing revenue stream 2. TBV Growth • Above peer average 3. Dividend Growth • Consistent and reliable Drivers of Bank Profitability (ROA &ROE): • Relationship building, Selective M&A Primary: 4. Loan Growth • Proactive Commercial RM, Treasury Talent, & Mortgage recruitment • Promote SBA Lending Program • Promote Floor Plan Lending Platform • Promote low-income tax credit lending/investment 5. Core Deposit Growth • Continued Focus on C&I and Public Fund Segments • Expand Private Banking Team • Geographic Expansion • Further develop seamless digital experience • Build out data analytics to support target marketing initiatives • Cross selling across the Company 6. Efficiency Ratio • Implement new commercial LOS Platform • Branch optimization thru use of automation • Leverage AI for process improvements • Leverage new mortgage technology • Safe, resilient and efficient operations (Fraud, Cyber, Vendor Mgt)

18Formula for Success Financial Key Strategies, that will create value Secondary (Our Foundation): 7. Credit Quality • Proactive credit quality and problem resolution • Maintain strong reserve levels 8. Capital • Effective capital and IRR management 9. Liquidity • Remixing of asset base, running off bond portfolio, replacing with higher yielding loans • Effective liquidity management Other Measures for Success: Customer Experience • Invest in our people • Invest in technology • Leverage AI for upskilling staff and improving the customer experience Talent Management • Enhance employee engagement • Optimize and simplify HR processes and practices • Employee growth and development • Elevate DEI efforts Regulatory • Three layers of defense with collaborative approach • Sound Credit Risk Management Practices • Proactive regulatory risk management

19Recognized For Our Efforts SM-All Star for 2024 Community Bankers Cup - 2024 - Forbes Best in-State Bank 2018, 2019, 2023, 2024, 2025 Great Place to Work 2023, 2024, 2025 Raymond James Community Bankers Cup 2024 Piper Sandler SM-All Star 2024 MSHDA Top 10 Lender Award 2017 MasterCard Community Institution Innovation Award 2019, 2020, 2021 50/50 Women on Boards “3+” Company 2020, 2021, 2022, 2023, 2024, 2025 Michigan Bankers Association (MBA) Financial Literacy Award 2019, 2020, 2021, 2022, 2023, 2024, 2025 Newsweek America’s Greatest Workplaces 2024 & 2025

Michigan at a Glance

10.1 Million
Population
Source: Data Commons

Top 10
Research & Development
Source: William Davidson Foundation

$706.6 Billion
2024 GDP
Source: USAFacts

~5.4%
Unemployment
Source: Bureau of Labor Statistics

$99.2 Billion
Manufacturing share of GDP, 2024
Source: U.S. Bureau of Economic Analysis

Over 890k
Businesses in MI
Source: U.S. Bureau of Economic Analysis

Real MI GDP by Industry

In 2024, the manufacturing industry contributed the most to our GDP


= 2014
= 2024
Manufacturing
Professional & business services
Real estate, rental, & leasing
Government
Ed., health care, social assistance
Retail trade
Wholesale trade
Finance & insurance
Construction
Information
Arts, rec, accomodation, & food
Transportation & warehousing
Other
$0B
$20B
$40B
$60B
$80B
$100B

Source: USAFacts

22 #1 Ranking in Automotive Investment Business Facilities #1 State for fastest foreign direct investment job growth Global Business Alliance #1 State for energy-sector job growth U.S. Energy & Employment Jobs Report #8 Best state to start a career BestColleges Top 10 State for Business CNBC Top 10 In the 2024 Prosperity Cup Site Selection Magazine Top 3 State to Dominate EV Battery Manufacturing in 2030 CNBC #1 State for Inflation Reduction Act Projects Michigan Economic Development Corporation Top 10 Ranking in 2024 Top State Business Climate Rankings Site Selection Magazine Why Do Business In Michigan

State of Michigan Deposit Share

23

Parent Company Name	Parent State	Total Active Branches (2024)	Total Deposits 2024 ($000)
JPMorgan Chase & Co.	NY	154	56,827,097
Comerica Inc.	TX	137	37,633,212
Flagstar Financial Inc.	NY	75	32,017,223
Huntington Bancshares Inc.	OH	206	29,919,295
Bank of America Corp.	NC	72	28,424,014
PNC Financial Services Group Inc.	PA	96	18,078,812
Fifth Third Bancorp	OH	126	16,524,410
Citizens Financial Group Inc.	RI	64	6,464,061
Independent Bank Corp.	**MI**	**50**	**3,992,388**
First National Bancshares Inc.	MI	3	3,545,061
ChoiceOne Financial Services Inc.	MI	52	3,374,737
Northpointe Bancshares Inc.	MI	1	3,304,687
Mercantile Bank Corp.	MI	26	3,072,420
Wintrust Financial Corp.	IL	27	2,182,106
Isabella Bank Corp.	MI	24	1,348,772
First Merchants Corp.	IN	19	1,337,580
Canadian Imperial Bank of Commerce	CA	1	1,257,708
Northstar Financial Group Inc.	MI	13	1,242,094
Dart Financial Corp.	MI	11	1,108,268
First State Financial Corp.	MI	11	1,078,852
Arbor Bancorp Inc.	MI	13	1,030,465
Oxford Bank Corp.	MI	8	705,458
Old National Bancorp	IN	7	523,956

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Second Quarter 2025 Results (NASDAQ: IBCP)

2Q'25 Overview • Total loans increased 9.0% annualized while maintaining a disciplined approach to new loan production • New loan production continues to be largely focused on new commercial clients that bring deposits to the bank • Asset quality remained exceptional with NPAs/Total Assets at 0.16% and NCO of 0.02% of average loans in the quarter • Generated a ROAA and ROAE of 1.27% and 14.66%, respectively • Net interest margin of 3.58% compared to 3.49% in the linked quarter • Commercial loan growth of 15.3% annualized • Efficiency ratio of 59.67% compared to 62.20% in the linked quarter • Tangible book value per share increased 6.9% annualized from end of prior quarter • An increase in all regulatory capital ratios compared to the prior year quarter • Balance sheet liquidity remains strong with loan-to-deposit ratio of 89% • Net income of $16.9 million, or $0.81 per diluted share • Increase in net interest income of $3.3 million over the prior year quarter and $0.9 million over the first quarter of 2025 • Strong profitability and prudent balance sheet management results 10.8% growth in tangible book value per share compared to the prior year quarter. Healthy Capital & Liquidity Positions Positive Trends in Key Metrics Solid Loan Growth and Strong Asset Quality 2Q'25 Earnings 25 25

Non-interest Bearing 22% Savings and Interest- bearing Checking 43% Reciprocal 20% Time 13% Brokered 3% $ 4 .5 $ 4 .5 $ 4 .6 $ 4 .6 $ 4 .6 $ 4 .6 $ 4 .6 $ 4 .7 $ 4 .6 $ 4 .7 1 .2 6% 1 .5 7% 1 .8 0% 1 .9 9% 2 .0 1% 2 .0 3% 2 .1 1% 1 .9 3% 1 .8 0% 1 .7 7 % Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Total Deposits Cost Of Deposits Low-Cost Deposit Franchise Focused on Core Deposit Growth • Substantial core funding – $4.54 billion of non-maturity deposit accounts (83.9% of total deposits). • Core deposit decrease of $15.7 million (1.4% annualized) in 2Q'25. • Time deposit decrease of $7.2 (4.5% annualized) million in 2Q'25. • Total deposits increased $5.3 million (0.2%) since 12/31/24 with non-interest bearing down $5.7 million, savings and interest- bearing checking down $5.4 million, reciprocal up $4.8 million, time down $0.3 million and brokered time up $11.8 million. • Deposits by Customer Type: − Retail – 47.9% − Commercial – 36.9% − Municipal – 15.3% Deposit Composition 6/30/25 Cost of Deposits (%)/Total Deposits ($B) 26 Core Deposits: 83.9% $4.7B

27

Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate (with Deposit Balances)

Account Type	Cycle Beta
Sav & Int-bearing chking	27.9%
Reciprocal	73.5%
Time	65.4.%
Total int-bearing Dep (excl brokered)	50.2%
Total COF IBC (excl Sub Debt)	33.3%



Federal Funds Rate
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Deposit Balances ($ in thousands)
5,000,000
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
0.42%
0.74%
0.63%
0.30%
0.23%
0.39%
0.14%
0.12%
0.11%
0.10%
0.10%
0.12%
0.33%
0.79%
1.25%
1.57%
1.80%
1.99%
2.01%
2.02%
2.10%
1.92%
1.80%
1.76%
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
Mar-24
Jun-24
Sep-24
Dec-24
Mar-25
Jun-25
IBC COF
Fed Funds Spot
Fed Effective
Total Deposits

Member FDIC
Be Independent

$ 3 .5 $ 3 .6 $ 3 .7 $ 3 .8 $ 3 .8 $ 3 .9 $ 3 .9 $ 4 .0 $ 4 .1 $ 4 .2 5 .0 7% 5 .3 6% 5 .5 3% 5 .7 3% 5 .8 0% 5 .9 3% 5 .9 6% 5 .8 3% 5 .7 4% 5 .7 6% 1 Q '2 3 2 Q '2 3 3 Q '2 3 4 Q '2 3 1 Q '2 4 2 Q '2 4 3 Q '2 4 4 Q '2 4 1 Q '2 5 2 Q '2 5 Total Portfolio Loans Yield on Loans Diversified Loan Portfolio Focused on High Quality Growth • Portfolio loan changes in 2Q'25: − Commercial – increased $75.9 million. …Average new origination yield of 6.81% vs a 6.56% portfolio yield. − Mortgage – increased $15.6 million. …Average new origination yield of 6.63% vs a 4.91% portfolio yield. − Installment – increased $0.2 million. …Average new origination yield of 7.06% vs a 5.11% portfolio yield. • Mortgage loan portfolio weighted average FICO of 752 and average balance of $186,403. • Installment weighted average FICO of 755 and average balance of $25,848. • Commercial loan rate mix: − 40% fixed / 60% variable. − Indices – 40% tied to Prime and 60% tied to SOFR. • Mortgage loan (including HELOC) rate mix: − 62% fixed / 38% adjustable or variable. − 8% tied to a US Treasury rate and 92% tied to SOFR. Note: Portfolio loans exclude loans HFS. Loan Composition 6/30/25 Yield on Loans (%)/ Total Portfolio Loans ($B) 28 $4.2B Commercial 50% Mortgage 37% Installment 14% Held for Sale 0%

8.83%, Commercial Industrial, $183 4.44%, Construction, $92 4.89%, Retail, $101 3.98%, Office, $82 3.53%, Multifamily, $73 2.13%, 1-4 Family, $44 1.27%, Land, Vacant Land and Development, $26 1.09%, Special Purpose, $23 Concentrations within $2.1B Commercial Loan Portfolio C&I or Owner Occupied Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) Note: $1.450 billion, or 70.1% of the commercial loan portfolio is C&I or owner occupied, while $618 million, or 29.9% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $2.1 billion as of June 30, 2025 29 $618MM 8.92% 184 8.81% 182 8.48% 175 8.00% 165 5.25% 109 5.23% 108 4.43% 92 3.55% 73 2.88% 59 58 46 198 $1,450MM Manufacturing Construction Retail Health Care and Social Assistance Real Estate Rental and Leasing Hotel and Accomodations Other Services (except Public Administration) Wholesale Finance and Insurance Transportation Professional, Scientific, and Technical Services Misc 2.34% 9.35% 2.94%

$ 7 .9 $ 5 .1 $ 3 .7 $ 5 .2 $ 4 .5 $ 5 .1 $ 6 .0 $ 7 .1 $ 8 .2 $0.8 $0.2 $0.5 $0.6 $0.9 $0.8 $0.9 $0.4 $0.4 $- $2.0 $4.0 $6.0 $8.0 $10.0 2020 2021 2022 2023 2Q'24 3Q'24 4Q'24 1Q'25 2Q'25 Non-performing Loans 90+ Days PD ORE/ORA $13.2 $2.3 $3.1 $3.3 $5.3 $4.8 $7.0 $3.9 $6.6 0.5% 0.1% 0.1% 0.1% 0.1% 0.1% 0.2% 0.1% 0.2% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2020 2021 2022 2023 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 30-89 Days PD 30-89 Days PD / Total Loans $0.8 $0.2 $0.5 $0.6 $0.9 $0.8 $0.9 $0.4 $0.4 $- $0.2 $0.4 $0.6 $0.8 $1.0 2020 2021 2022 2023 Q2'24 Q3'24 4Q'24 1Q'25 2Q'25 $7.9 $5.1 $3.7 $5.2 $4.5 $5.1 $6.0 $7.1 $8.2 0 .3% 0 .2% 0 .1% 0 .1% 0 .1% 0 .1% 0 .1% 0 .1% 0 .2% -0.1% 0.1% 0.3% 0.5% 0.7% 0.9% $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 2020 2021 2022 2023 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Non-performing Loans (NPLs) NPLs / Total Loans Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Credit Quality Summary Non-performing Loans ($ in Millions) ORE/ORA ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) Non-performing Assets ($ in Millions) 30

13.9 14.2 14.3 14.2 14.5 14.2 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 10.7 11.1 11.2 11.2 11.4 11.4 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 9.3 9.6 9.6 9.9 9.9 10.0 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 7.4 7.6 8.1 8.0 8.3 8.2 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 • Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 9.2% Strong Capital Position TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) 31

$ 3 4 .3 $ 3 3 .0 $ 3 6 .1 $ 3 9 .9 $ 4 0 .6 $ 3 8 .4 $ 3 8 .4 $ 3 9 .4 $ 4 0 .1 $ 4 0 .2 $ 4 1 .3 $ 4 1 .9 $ 4 2 .9 $ 4 3 .7 $ 4 4 .6 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 3.02 3.18 3.13 3.00 3.26 3.49 3.52 3.33 3.26 3.23 3.26 3.30 3.40 3.37 3.45 3.49 3.58 0.07 0.08 0.08 0.12 0.77 2.18 3.65 4.38 4.99 5.26 5.33 5.33 5.33 5.16 4.66 4.33 4.33 0.12 0.11 0.10 0.10 0.12 0.45 0.92 1.39 1.72 1.93 2.11 2.14 2.16 2.22 2.02 1.86 1.86 0 1 2 3 4 5 6 Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds Net Interest Margin/Income • Net interest income was $44.6 million in 2Q'25 compared to $41.3 million in the prior year quarter. The change is due to an increase in average earning assets and the net interest margin compared to the year- ago quarter. • Net interest margin was 3.58% during the second quarter of 2025, compared to 3.40% in the year-ago quarter and 3.49% in the first quarter of 2025. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) 32

33

Linked Quarter Analysis

2Q'25 NIM Changes

1Q'25	3.49%
Change in Earning Asset Yield/Mix	0.06%
Decrease in funding costs	0.03%
Change in funding mix	-0.01%
Loan prepayment fee	0.01%
2Q'25	3.58%

Linked Quarter Average Balances and FTE Rates ($ in thousands)

	2Q25			1Q25			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
Cash	$45,468	$505	4.45%	$117,706	$1,291	4.45%	($72,238)	($786)	0.01%
Investments	861,851	7,265	3.37%	899,949	7,515	3.34%	(38,098)	(250)	0.03%
Commercial loans	2,031,778	33,446	6.60%	1,962,046	31,710	6.55%	69,732	1,736	0.05%
Mortgage loans	1,530,281	18,809	4.92%	1,524,051	18,617	4.89%	6,230	192	0.03%
Consumer loans	566,712	7,297	5.15%	574,844	7,463	5.19%	(8,132)	(166)	-0.04%
Earning assets	$5,036,090	$67,322	5.35%	$5,078,596	$66,596	5.28%	($42,506)	$726	0.07%
Nonmaturity deposits	$2,796,701	$12,609	1.81%	$2,836,290	$12,840	1.84%	($39,589)	(231)	-0.03%
CDARS deposits	103,154	898	3.49%	107,920	957	3.60%	(4,766)	(59)	-0.10%
Retail Time deposits	629,910	5,597	3.56%	624,255	5,689	3.70%	5,655	(92)	-0.13%
Brokered deposits	126,709	1,358	4.30%	139,202	1,469	4.28%	(12,493)	(111)	0.02%
Bank borrowings	27,566	303	4.41%	12,784	143	4.54%	14,782	160	-0.13%
IBC debt	79,437	1,498	7.55%	79,401	1,361	6.91%	36	137	0.64%
Cost of funds	$3,763,477	$22,263	2.37%	$3,799,852	$22,459	2.40%	($36,375)	($196)	-0.02%
Free funds	$1,272,613			$1,278,744			($6,131)		
Net interest income		$45,059			$44,137			$922	
Net interest margin			3.58%			3.49%			0.09%

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34

Interest Rate Risk Management

Changes in Net Interest Income (Dollars in 000's)

June 30, 2025

	-200	-100	Base-rate	100	200
Net Interest Income	$184,556	$185,650	$187,528	$190,443	$192,391
Change from Base	-1.58%	-1.00%		1.55%	2.59%

March 31, 2025

	-200	-100	Base-rate	100	200
Net Interest Income	$182,199	$182,549	$183,705	$185,907	$187,279
Change from Base	-0.82%	-0.63%		1.20%	1.95%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- The base case modeled NII is slightly higher during the quarter given earning asset growth and slight margin expansion. Asset yields were augmented by a shift in asset mix with good commercial loan growth partially funded by runoff of lower yielding investments. Also, assets continued to reprice higher. This benefit was partially offset by an adverse shift in funding mix with an increase in wholesale funding to finance earning asset growth and modest core deposit runoff.
- The NII sensitivity position shows slightly more exposure to a declining rate environment. Asset repricing increased due to strong growth in variable rate commercial loans and HELOCs. Some of the increase in asset repricing was offset by purchased floors and faster liability repricing given an increase in short duration wholesale funding.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 36.9% of assets and other non-maturity deposits fund another 18.4% of assets. Low wholesale funding of just 5.6% of assets.
- 37.1% of assets reprice in 1 month and 49.2% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging, funding strategies as well as product pricing and structure.

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Interchange income $3,390 Service Chg Dep $2,981 Gain (Loss)- Mortgage Sale $1,631 Equity Securities at Fair Value $- Gain (Loss)- Securities $11 Mortgage loan servicing, net $490 Investment & insurance commissions $810 Bank owned life insurance $296 Other income $1,716 $ 1 0 .5 $ 1 5 .4 $ 1 5 .6 $ 9 .1 $ 1 2 .6 $ 1 5 .2 $ 9 .5 $ 1 9 .1 $ 1 0 .4 $ 1 1 .3 1 6 .4% 1 8 .6% 2 0 .0% 1 2 .2% 1 6 .2% 1 8 .6% 1 2 .2% 2 2 .2% 1 3 .6% 1 4 .5% -5.0 5.0 15.0 25.0 35.0 45.0 55.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Non-interest Income Non-interest Inc/Operating Rev (%) Strong Non-interest Income • The $1.6 million comparative quarterly decrease in mortgage loan servicing, net is primarily attributed to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates and expected future prepayment levels. The decrease in servicing revenue is attributed to the sale of approximately $931 million of mortgage servicing rights on January 31, 2025. • Mortgage banking: − $1.6 million in net gains on mortgage loans in 2Q'25 vs. $1.3 million in the year ago quarter. The increase is primarily due to higher profit margins on mortgage loan sales as well as higher loan sales volume. − $147.8 million in mortgage loan originations in 2Q'25 vs. $142.6 million in 2Q’24 and $107.8 million in 1Q'25. − 2Q'25 mortgage loan servicing includes a $0.2 million ($(0.01) per diluted share, after tax) decrease in fair value adjustment due to price compared to an increase of $0.9 million ($0.03 per diluted share, after tax) in the year ago quarter. Source: Company documents. 2Q'25 Non-interest Income (thousands) Non-interest Income Trends ($M) 35 $11.3MM

5 9 .8% 6 0 .4% 5 9 .6% 5 9 .9% 6 0 .7% 6 0 .3% 6 0 .9% 6 2 .2% 6 0 .9% 6 1 .4% 6 0 .9% 4 Q '2 2 1 Q '2 3 2 Q '2 3 3 Q '2 3 4 Q '2 3 1 Q '2 4 2 Q '2 4 3 Q '2 4 4 Q '2 4 1 Q '2 5 2 Q '2 5 $ 3 2 .2 $ 3 2 .0 $ 3 1 .9 $ 3 2 .2 $ 3 3 .3 $ 3 2 .6 $ 3 4 .3 $ 3 3 .8 $— $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Compensation and Benefits Loan and Collection Occupancy Data Processing FDIC Insurance Other Focus on Improved Efficiency • 2Q'25 efficiency ratio of 59.7%. • Compensation and employee benefits expense of $21.1 million, a decrease of $0.1 million from the prior year quarter. • Performance-based compensation was approximately the same as the prior year quarter. • Payroll taxes and employee benefits decreased $0.1 million primarily due to lower healthcare related costs. • Data processing costs increased by $0.6 million primarily due to core data processor annual asset growth and CPI related cost increases as well as price increases in other software solutions. • Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. Non-interest Expense ($M) Efficiency Ratio (4 quarter rolling average) Source: Company documents. 36 $ 3 7 .0

Outlook for 2025 Outlook for 2025 *as of January, 2025 • IBCP forecast of mid-single digit (approximately 5%-6%) overall loan growth is based on increases in commercial loans (9%-10%) and mortgage loans (2%-3%) with installment loans declining (2%-3%). • This growth forecast also assumes a stable Michigan economy. • The forecast assumes 0.25% Fed rate cuts in March and August in the federal funds rate while long-term interest rates increase slightly over year-end 2024 levels. • IBCP forecast of high-single digit (8%-9%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect the net interest margin (NIM) to increase (0.20% - 0.25%) in 2025 compared to full-year 2024. Primary driver is a decrease in yield on interest bearing liabilities that is partially offset by a decrease in earning asset yield. • Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. • The allowance as a percentage of total loans was at 1.47% at 12/31/24 • A full year 2025 provision (expense) for credit losses of approximately 0.15%-0.20% of average total portfolio loans would not be unreasonable. 2Q’25 Update • Total portfolio loans increased $91.7 million (9.0% annualized) in 2Q'25 which is above our forecasted range. Commercial loan growth of $75.9 million (15.3% annualized), mortgage loan growth of $15.6 million (4.1% annualized) and installment loan growth of $0.2 million (0.2% annualized). • 2Q'25 net interest income was $3.3 million (7.9%) higher than the prior year quarter which is within the forecasted range. The net interest margin was 3.58% for the current quarter and 3.40% for the prior year quarter and up 0.09% from the linked quarter. • The provision for credit losses was an expense of $1.5 million for the second quarter within the forecasted range. LENDING Continued growth NET INTEREST INCOME Growth driven primarily by higher average earning assets PROVISION FOR CREDIT LOSSES Steady asset quality metrics 37

Outlook for 2025 Outlook for 2025 *as of January, 2025 • Q1/Q2 quarterly 2025 forecasted range of $11.0M to $12.0M and Q3/Q4 forecast of $12.0M to $13M. Full year down 14.0% to 14.5% from 2024 actual of $56.4M • Expect mortgage loan origination volumes and net gain on sale to be similar to 2024. Assumes mortgage loan servicing net of approximately $0.75M per quarter in 2025. • IBCP forecasts 2025 quarterly range of $34.5M to $35.5M with the total for the year up 3.0% to 4.0% from the 2024 actual of $135.1M. • The primary driver is an increase in compensation and employee benefits, data processing and occupancy. • Approximately a 19% effective income tax rate in 2025 This assumes a 21% statutory federal corporate income tax rate during 2025. • 2025 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. • Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2025. 2Q’25 Update • Non-interest income totaled $11.3 million in 2Q'25, which is within the forecasted range. Mortgage loan servicing net, generated a gain of $0.5 million in 2Q'25. • Total non-interest expense was $33.8 million in the 2Q'25, which was lower than our forecasted range. Actual effective income tax rate of 18.4% for the second quarter of 2025. Repurchased 251,183 shares for an aggregate purchase price of $7.32 million in the second quarter of 2025. NON-INTEREST INCOME NON-INTEREST EXPENSES INCOME TAXES SHARE REPURCHASES 38

39

Strategic Initiatives

GROWTH

- **Outside Sales** - Relationship banking focus thru consistent calling on prospects and COI's.
- Inside Service/Sales – **high retention + high cross sales**, collaboration of strategic partners.
- **Digital Marketing** - Leverage data insights, target strategically, elevate brand image, personalize the customer experience.
- **Leverage Referral Network** – Fintech (ReferLive);
- **New Products** – SMB deposit product, Business digital pmts.
- **Market Expansion** – Through existing indirect dealer network.
- **Selective and opportunistic** bank and branch acquisitions.

PROCESS IMPROVEMENT & COST CONTROLS

- **Process Automation** – leverage core investments + Fintech partnerships: (Blend) mortgage; (Numerated) Commercial;
- **Branch Optimization** - including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging technology.
- **Promotion of Self-Serve Channels** - (One Wallet, Treasury One, etc.)
- **Leverage Banker Capacity** – including on-line appointment setting.
- **Leverage Middleware + API's** – expediate new technology implementation.
- **Optimize Office Space Utilization**

TALENT MANAGEMENT

- **Invest in our Team** – competitive C&B offering, skill training, leadership development, etc.
- **High Employee Engagement** – thru fostering a culture of purpose, opportunity, continuous learning, diversity, reward + recognition.
- **Promote Teamwork + Alignment** across all business units.
- **Invest in technology** - to enhance the employee experience + customer experience.
- **Client Service Model** – well defined and applied.

RISK MANAGEMENT

- **Utilize three layers of defense** (business unit, risk management and internal audit). Independent & collaborative approach.
- **Consistent earnings** + maintain strong capital levels.
- **Proactive credit quality monitoring** and problem resolution.
- **Manage Liquidity and IRR**.
- **Manage Operational risk,** emphasizing cyber security, fraud prevention, and regulatory compliance.
- **Effective relationships with regulators** & other outside oversight parties. Proactive, transparent and good communication.

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Appendix Additional Financial Data and Non-GAAP Reconciliations 40

41

Historical Financial Data

	Year Ended December 31,				Quarter Ended,				
($M except per share data)	2021	2022	2023	2024	6/30/24	9/30/24	12/31/24	3/31/25	6/30/25
Balance Sheet:									
Total Assets	$4,705	$5,000	$5,264	$5,338	$5,278	$5,259	$5,338	$5,328	$5,419
Portfolio Loans	$2,905	$3,465	$3,791	$4,039	$3,852	$3,942	$4,039	$4,073	$4,164
Deposits	$4,117	$4,379	$4,622	$4,654	$4,614	$4,627	$4,654	$4,634	$4,659
Tangible Common Equity	$367	$317	$374	$425	$400	$422	$425	$438	$440
Profitability:									
Pre-Tax, Pre-Provision Income	$75.4	$83.7	$79.9	$87.5	$23.2	$18.8	$25.0	$19.8	$22.2
Pre-Tax, Pre-Prov / Avg. Assets	1.69%	1.72%	1.56%	1.77%	1.80%	1.43%	1.88%	1.48%	1.67%
Net Income(1)	$62.9	$63.8	$59.1	$66.8	$18.5	$13.8	$18.5	$15.6	$16.9
Diluted EPS	$2.88	$2.97	$2.79	$3.16	$0.88	$0.65	$0.87	$0.74	$0.81
Return on Average Assets(1)	1.41%	1.32%	1.15%	1.27%	1.44%	1.04%	1.39%	1.18%	1.27%
Return on Average Equity(1)	16.1%	18.5%	16.0%	15.7%	18.0%	12.5%	16.3%	13.7%	14.7%
Net Interest Margin (FTE)	3.10%	3.32%	3.26%	3.38%	3.40%	3.37%	3.45%	3.49%	3.58%
Efficiency Ratio	62.9%	59.4%	60.8%	60.8%	61.5%	62.8%	59.1%	62.2%	59.7%
Asset Quality:									
NPAs / Assets	0.11%	0.08%	0.11%	0.13%	0.10%	0.11%	0.13%	0.14%	0.16%
NPAs / Loans + OREO	0.18%	0.12%	0.15%	0.17%	0.14%	0.15%	0.17%	0.18%	0.21%
ACL / Total Portfolio Loans	1.63%	1.51%	1.44%	1.47%	1.46%	1.46%	1.47%	1.47%	1.47%
NCOs / Avg. Loans	(0.07%)	0.00%	0.01%	0.02%	0.02%	0.00%	0.01%	0.01%	0.02%
Capital Ratios:									
TCE Ratio	7.9%	6.4%	7.2%	8.0%	7.6%	8.1%	8.0%	8.3%	8.2%
Leverage Ratio	8.8%	8.8%	9.0%	9.9%	9.5%	9.6%	9.9%	9.9%	10.0%
Tier 1 Capital Ratio	12.1%	11.4%	11.5%	12.1%	12.0%	12.1%	12.1%	12.3%	12.2%
Total Capital Ratio	14.5%	13.7%	13.7%	14.2%	14.2%	14.2%	14.2%	14.5%	14.2%

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42 Historic Financial Performance Year Ended December 31, ($M except per share data) 2019 2020 2021 2022 2023 2024 5 Year CAGR Balance Sheet: Total Assets $3,565 $4,204 $4,705 $5,000 $5,264 $5,338 8.4% Portfolio Loans $2,725 $2,734 $2,905 $3,465 $3,791 $4,039 8.2% Deposits $3,037 $3,637 $4,117 $4,379 $4,623 $4,654 8.9% Tangible Common Equity $317 $357 $367 $317 $374 $425 6.1% Profitability: Pre-Tax, Pre-Provision Income $58.6 $81.9 $75.4 $83.1 $79.9 $87.5 8.4% Pre-Tax, Pre-Prov / Avg. Assets 1.70% 2.08% 1.62% 1.68% 1.56% 1.77% - Net Income(1) $46.4 $56.2 $62.9 $63.4 $59.1 $66.8 7.5% Diluted EPS $2.00 $2.53 $2.88 $2.97 $2.79 $3.16 9.6% Return on Average Assets(1) 1.35% 1.43% 1.41% 1.31% 1.15% 1.27% - Return on Average Equity(1) 13.63% 15.68% 16.13% 18.41% 16.04% 15.70% - Net Interest Margin (FTE) 3.80% 3.34% 3.10% 3.32% 3.26% 3.38% - Efficiency Ratio 64.90% 59.24% 62.87% 59.71% 60.76% 60.80% - Asset Quality: NPAs / Assets 0.32% 0.21% 0.11% 0.08% 0.11% 0.13% - NPAs / Loans + OREO 0.42% 0.32% 0.18% 0.12% 0.15% 0.17% - Reserves / Total Loans 0.96% 1.30% 1.63% 1.51% 1.44% 1.47% - NCOs / Avg. Loans (0.02%) 0.11% (0.07%) 0.00% 0.01% 0.02% - Capital Ratios: TCE Ratio 9.0% 8.6% 7.9% 6.4% 7.2% 8.0% - Leverage Ratio 10.1% 9.2% 8.8% 8.8% 9.1% 9.9% - Tier 1 Capital Ratio 12.7% 13.3% 12.2% 11.4% 11.6% 12.1% - Total Capital Ratio 13.7% 16.0% 14.5% 13.7% 13.7% 14.2% - Shareholder Value: TBV/Share $ 14.08 $ 16.33 $ 17.33 $ 15.04 $ 17.96 $ 20.33 7.6% Dividends Paid per Share $ 0.72 $ 0.80 $ 0.84 $ 0.88 $ 0.92 $ 0.96 5.9% Value of Shares Repurchased $ 26.3 $ 14.2 $ 17.3 $ 4.0 $ 5.2 $ - -

Sources of Liquidity 2Q 2025 Current On-balance sheet Excess reserves at the Fed $ 71.8 Unpledged AFS Securities $ 503.6 Total On-balance sheet $ 575.4 On balance sheet liquidity to total deposits 14% Available Sources of Liquidity Unused FHLB & FRB (including BTFP) $ 1,504.0 Borrow capacity on unpledged bonds $ 455.9 Total Available Sources $ 1,959.9 Sources of Liquidity to total deposits 42% 79% 74% 76% 60% 58% 56% 56% 2 3 7% 2 3 8% 2 2 2% 2 1 8% 1 9 5% 1 9 6% 1 9 1 .8% 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 On-balance sheet / Uninsured Deposits Available Sources / Uninsured Deposits Note: Portfolio loans exclude loans HFS. Liquidity / Uninsured Deposits Strong Liquidity Position • Significant liquidity position to manage the current environment. • Total available liquidity significantly exceeds (192%) estimated uninsured deposit balances. • Attractive loan to deposit ratio of 89.4%. • Uninsured deposit to total deposits of approximately 21.9%, excluding brokered time deposits. Sources of Liquidity 43

$1,967 $1,120 $428 $122 $231 $518 $273 $2,198 $1,638 $701 $122 Consumer Commercial Public Funds Brokered Insured Deposits Uninsured Deposits $ 3 ,6 6 1 $ 3 ,6 0 5 $ 3 ,6 3 6 $ 3 ,5 7 0 $ 3 ,5 9 4 $ 3 ,5 8 6 $ 3 ,6 3 7 $962 $977 $978 $1,057 $1,060 $1,048 $1,022 $4,623 $4,582 $4,614 $4,627 $4,654 $4,634 $4,659 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Insured Deposits Uninsured Deposits Granular Deposit Base • Average deposit account balance of approximately $21,039. • Average deposit balance excluding reciprocal deposit of $16,883. • Average Commercial deposit balance of $94,161. • Average retail deposit balance of $11,226. • 10 largest deposit accounts total $373.5 million or 8.02% of total deposits. − $238.5 million in ICS with FDIC coverage. • 100 largest deposit accounts total $1.03 billion or 22.21% of total deposits. − $641.7 million in ICS with FDIC coverage. Note: Uninsured deposit calculation is an approximation. Uninsured Deposit by Segment (6/30/25) Uninsured Deposit Trend ($MM) 44

CRE – Office Metrics • 18.0% of portfolio is medical office buildings. • 78% of portfolio is in suburban geographies. • 64.8% of CRE – Office mature after 2028. • Average loan size of $1.4 million. Maturing Exposure (millions) CRE - Office Fixed vs. Variable Geographic Location (millions) 45 Urban Suburban Fixed Variable 23% 77% $18 $64 $2.3 $6.0 $20.7 $53.5 M a tu ri n g 2 0 2 5 M a tu ri n g 2 0 2 6 M a tu ri n g 2 0 2 7 M a tu ri n g 2 0 2 8 & A ft e r

Non-GAAP to GAAP Reconciliation 46 June 30, March 31, December 31, September 30, June 30, 2024 2023 2022 2021 2025 2025 2024 2024 2024 Net interest income $166,248 $156,329 $149,561 $129,765 $44,615 $43,685 $42,851 $41,854 $41,346 Non-interest income 56,362 50,676 61,909 76,643 11,325 10,424 19,121 9,508 15,172 Non-interest expense 135,096 127,119 128,341 131,023 33,762 34,262 36,987 32,583 33,333 Pre-Tax, Pre-Provision Income 87,514 79,886 83,129 75,385 $22,178 $19,847 $24,985 $18,779 $23,185 Provision for credit losses 4,468 6,210 5,341 (1,928) 1,500 721 2,217 1,488 19 Income tax expense 16,256 14,609 14,437 14,418 3,801 3,536 4,307 3,481 4,638 Net income $66,790 $59,067 $63,351 $62,895 $16,877 $15,590 $18,461 $13,810 $18,528 Average total assets $5,239,952 $5,115,624 $4,825,723 $4,465,577 $5,324,959 $5,378,022 $5,300,368 $5,275,623 $5,181,317 Performance Ratios Return on average assets 1.27% 1.15% 1.31% 1.41% 1.27% 1.18% 1.39% 1.04% 1.44% Pre-tax, Provision return on average assets 1.67% 1.56% 1.72% 1.69% 1.67% 1.50% 1.88% 1.42% 1.80% Year Ended December 31, Quarter Ended (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures 47 Reconciliation of Non-GAAP Financial Measures 2025 2024 2025 2024 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income 44,615$ 41,346$ 88,300$ 81,543$ Add: taxable equivalent adjustment 444 175 896 355 Net interest income - taxable equivalent 45,059$ 41,521$ 89,196$ 81,898$ Net interest margin (GAAP) (1) 3.55% 3.39% 3.50% 3.33% Net interest margin (FTE) (1) 3.58% 3.40% 3.54% 3.35% (1) Annualized. Three Months Ended Six Months Ended June 30, June 30, (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures (continued) 48 Tangible Common Equity Ratio June 30, March 31, December 31, September 30, June 30, 2024 2023 2022 2021 2025 2025 2024 2024 2024 Common shareholders' equity 454,686$ 404,449$ 347,596$ 398,484$ 469,250$ 467,277$ 454,686$ 452,369$ 430,459$ Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 1,488 2,004 2,551 3,336 1,244 1,366 1,488 1,617 1,746 Tangible common equity 424,898$ 374,145$ 316,745$ 366,848$ 439,706$ 437,611$ 424,898$ 422,452$ 400,413$ Total assets $ 5,338,104 $ 5,263,726 $ 4,999,787 $ 4,704,740 $ 5,418,519 $ 5,328,428 $ 5,338,104 $ 5,259,268 $ 5,277,500 Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 1,488 2,004 2,551 3,336 1,244 1,366 1,488 1,617 1,746 Tangible assets $ 5,308,316 $ 5,233,422 $ 4,968,936 $ 4,673,104 $ 5,388,975 $ 5,298,762 $ 5,308,316 $ 5,229,351 $ 5,247,454 Common equity ratio 8.52% 7.68% 6.95% 8.47% 8.66% 8.77% 8.52% 8.60% 8.16% Tangible common equity ratio 8.00% 7.15% 6.37% 7.85% 8.16% 8.26% 8.00% 8.08% 7.63% Year Ended December 31, Quarter Ended (Dollars in thousands)